                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        JOHN ALDEN FINANCIAL CORPORATION
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                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

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     (3) Filing party:

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     (4) Date filed:

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

[JOHN ALDEN LOGO]              JOHN ALDEN FINANCIAL CORPORATION
                                  7300 CORPORATE CENTER DRIVE
                                   MIAMI, FLORIDA 33126-1223
                                        (305) 715-3767

                                   ------------------------

                           NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                    TO BE HELD MAY 20, 1997

                                   ------------------------

To the Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of the stockholders of John Alden Financial Corporation, a Delaware corporation (the "Company"), will be held, pursuant to the Company's By-Laws, at the Grand Ballroom, Marriott
Hotel -- Airport, Miami, Florida on Tuesday, May 20, 1997 at 10:00 a.m. for the following purposes, each of which is discussed in the accompanying Proxy
Statement:

        1. To elect a Board of 11 Directors to serve for the ensuing year.

        2. To approve the 1997 Long-Term Incentive Plan.

        3. To approve the appointment of Price Waterhouse LLP as the Company's independent accountants for fiscal year 1997.

        4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Nominees for directors are set forth in the enclosed Proxy Statement.

     Pursuant to the By-Laws, the Board of Directors of the Company has fixed the close of business on March 24, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose related to the Annual Meeting at the offices of John Alden Financial Corporation, 7300 Corporate Center Drive, Miami, Florida 33126-1223, for the ten days prior to May 20, 1997.

                                          By Order of the Board of Directors

                                          /S/ MICHAEL P. ANDERSEN

                                          MICHAEL P. ANDERSEN
                                          General Counsel and Secretary
Miami, Florida
April 3, 1997

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

[JOHN ALDEN LOGO]               JOHN ALDEN FINANCIAL CORPORATION
                                  7300 CORPORATE CENTER DRIVE
                                   MIAMI, FLORIDA 33126-1223
                                        (305) 715-3767

                                   ------------------------

                                        PROXY STATEMENT

                                   ------------------------

                     SOLICITATION AND REVOCABILITY OF PROXY

     The enclosed proxy is solicited by and on behalf of the Board of Directors of John Alden Financial Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on May 20, 1997 (the "Annual Meeting"). The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement, the accompanying proxy and any additional material which may be furnished to stockholders. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in their names. The Company has engaged Georgeson & Co., Inc. ("Georgeson") to solicit proxies from and distribute materials to brokers, banks, custodians and other nominee holders for the Annual Meeting. The Company will pay Georgeson approximately $6,500 for these services. In addition to solicitation by Georgeson, officers, directors and employees of the Company may solicit proxies personally, by mail, by telephone and by facsimile, without additional compensation for such solicitation activities.

     Unless contrary instructions are indicated on the proxy, all valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted FOR the election of the nominees for director named below, FOR the approval of the 1997 Long-Term Incentive Plan ("1997 Plan"), and FOR the approval of the appointment of Price Waterhouse LLP as independent accountants for the fiscal year ended December 31, 1997. If a stockholder specifies a different choice on the proxy, such stockholder's shares of Common Stock, par value $.01 ("Common Stock"), will be voted in accordance with such specifications.

     Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. A proxy may be revoked by filing with the Secretary of the Company an instrument revoking it, by presenting an executed proxy bearing a later date at the Annual Meeting, or by attending the Annual Meeting and voting in person.

     The Company's principal executive offices are located at 7300 Corporate Center Drive, Miami, Florida 33126-1223. This Proxy Statement and the accompanying proxy are first being sent to stockholders on or about April 3, 1997.

                               VOTING SECURITIES

     The Company's only class of voting securities is its Common Stock. Only stockholders of record at the close of business on March 24, 1997 will be entitled to vote at the Annual Meeting. On March 24, 1997, the Company had 25,335,538 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder thereof on the record date to one vote. The presence, in person or by proxy, of stockholders holding a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual

Meeting is necessary to constitute a quorum. Abstentions and broker non-votes are each included for purposes of determining the presence or absence of a sufficient number of shares to constitute a quorum for the transaction of business. With respect to the approval of any particular proposal, abstentions are considered present at the meeting, but since they are not affirmative votes for the proposal, they will have the same effect as votes against the proposal. Broker non-votes, on the other hand, are not considered present at the meeting for the particular proposal for which the broker withheld authority to vote.

                        ITEM 1 -- ELECTION OF DIRECTORS

     At the Annual Meeting, a Board of 11 Directors will be elected, each to serve until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The 11 nominees receiving a plurality of the votes cast by the holders of Common Stock represented at the Annual Meeting, in person or by proxy, will be elected as Directors of the Company. It is intended that shares represented by proxies solicited by the Board of Directors will, unless authority to vote for some or all of the nominees is withheld, be voted in favor of electing as Directors the nominees listed below. The Company has no reason to believe any of the nominees will be disqualified or unable or unwilling to serve if elected. However, if any nominee becomes disqualified, unable or unwilling to serve for any reason, the shares may be voted for another person nominated by the present Board. All the nominees are currently Directors of the Company. The term of each current Director will expire with the election of Directors at the Annual Meeting.

RECOMMENDATION

     The Board of Directors recommends that stockholders vote FOR each of the nominees listed below.

NOMINEES FOR ELECTION AS DIRECTORS

     GLENDON E. JOHNSON, 73, has served as Chairman of the Board and Chief Executive Officer of the Company since 1987 and of John Alden Life Insurance Company ("JALIC") since 1984. Mr. Johnson served as President of the Company from 1987 to March 1993 and since May 1995 and of JALIC from 1984 to March 1993. From 1978 to 1984 he was a partner at Routier & Johnson, P.C., a Washington, D.C. law firm, and from 1970 to 1977 he was Chairman of the Board, President and Chief Executive Officer of American National Insurance Company, a life insurance company headquartered in Galveston, Texas. Mr. Johnson is also a director of each of the 13 investment companies comprising the United Group of Mutual Funds, as well as the following investment companies: United Funds, Inc., TMK/United Funds, Inc., and Waddell & Reed Funds, Inc., all of which are based in Overland Park, Kansas. Mr. Johnson has been a Director of the Company since 1987.

     MARVIN H. ASSOFSKY, 51, has served as Senior Vice President and Chief Investment Officer and a Director of the Company since 1987. He has been Senior Vice President and Chief Investment Officer of JALIC since 1981.

     NORMAN E. CROCKER, 46, has been a Director of the Company since June 1995. He is President of Crocker & Company, Ltd., an actuarial consulting firm established in January 1995. From July 1985 to January 1995, Mr. Crocker served as Vice President and Group Actuary of JALIC. From time to time since January 1995, the Company has retained the services of Crocker & Company, Ltd. on a consulting basis and may continue to do so in the future.

     DAVID P. GARDNER, 64, has been a Director of the Company since June 1993. He served as President of the University of California System from 1983 until 1992. He is President of the William and Flora Hewlett Foundation, a position he has held since January 1993. Mr. Gardner is also a director of First Security Corporation and Fluor Corporation.

     EDWIN J. GARN, 64, has been a Director of the Company since June 1993. He is Vice Chairman and a director of Huntsman Corporation, a position he has held since January 1993. He is a retired United States Senator from the State of Utah, a position he held from 1974 until 1992. Mr. Garn is a director of Franklin Quest Co., Dean Witter InterCapital Inc., United Space Alliance and Nuskin Asia Pacific.

     CARL F. GEUTHER, 51, has been a Director of the Company since 1987. He is Vice Chairman and Chief Financial Officer of Great Western Financial Corporation, a position he has held since 1986.

     LINDA JENCKES, 49, has been a Director of the Company since June 1995. She is President of Linda Jenckes and Associates, a legislative, media and public affairs consulting firm in Washington, D.C. established in February 1995. From 1992 to 1994, Ms. Jenckes served as Senior Vice President of the Health Insurance Association of America, where she was Vice President of Federal Affairs from 1982 to 1992 and a Federal Relations Representative from 1978 to 1981.

     LYNN G. MERRITT, 66, has been a Director of the Company since June 1995. He served as President and Chief Executive Officer of Life Office Management Association from 1970 until his retirement in May 1995.

     JAMES L. MOOREFIELD, 74, has been a Director of the Company since 1988. He served as President and Chief Executive Officer of the Health Insurance Association of America from 1980 until his retirement in 1987.

     SCOTT L. STANTON, 41, has been a Director of the Company since May 1994. He has served as Senior Vice President -- Finance and Corporate Services and Chief Financial Officer of the Company since March 1994. From 1993 to 1994, he was Senior Vice President -- Investor Relations and Taxation. He served as Vice President of Taxation for the Company from 1987 to 1993 and of JALIC from 1984 to 1993.

     LONNIE R. WRIGHT, 54, has been a Director of the Company since June 1995. He has served as Executive Vice President and Chief Operating Officer of the Company since January 1997. He was Senior Vice President of the Asset Accumulation Division of the Company from 1987 to 1997. He was Senior Vice President of the Asset Accumulation Division of JALIC from 1984 to January 1997.

                              GENERAL INFORMATION
                       RELATING TO THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS

     The business and affairs of the Company are managed under the direction of the Board of Directors. To assist it in carrying out its duties, the Board of Directors has delegated certain authority to five committees. The Board of Directors held four special and three regular meetings in 1996. Each member of the Board of Directors attended at least 75%, with the exception of David P. Gardner who attended 67%, of the meetings of the Board of Directors and all committees of the Board of which he or she was a member during 1996.

COMMITTEES OF THE BOARD

     The Executive Committee may exercise all power and authority of the Board in the management and business of the Company, subject to the limitations imposed by the By-Laws and applicable laws. The Executive Committee has the authority to review and approve proposed corporate action when the Board is not in session and may advise the Board of any recommendations of the Executive Committee regarding any proposed corporate action presented to the Board. The members of the Executive Committee are Marvin H. Assofsky, Edwin J. Garn, Carl
F. Geuther, Glendon E. Johnson and Lonnie R. Wright. The Executive Committee was established in 1987, does not meet on a regular schedule, generally convening only when action is necessary between meetings of the Board, and held one meeting in 1996.

     The Audit Committee recommends to the Board the independent accountants to be engaged by the Company, reviews the scope of their engagement, including the remuneration to be paid, and reviews the independence of the accountants on a continuing basis. The Audit Committee, with the assistance of the independent accountants, the Principal Accounting Officer, the Controller, the General Counsel and other appropriate Company personnel, reviews: (1) the Company's general policies and procedures with respect to audits and accounting and financial controls; (2) the general accounting and reporting principles and practices applied in preparing the Company's financial statements and conducting financial audits; (3) the interim and year-end financial statements and any certification, report or opinion the independent accountants propose to render in connection with such statements; (4) the extent to which the Company has implemented changes suggested by the internal audit staff, the independent accountants or the Audit Committee; and (5) the adequacy of the Company's accounting practices and internal control structure. The Audit Committee may direct the General Counsel, the independent accountants and the internal audit staff to inquire into and report to it on any matter having to do with the Company's Standards of Business Conduct and Ethics. The members of the Audit Committee are Norman E. Crocker, David P. Gardner, Edwin J. Garn, Carl F. Geuther, Linda Jenckes, Lynn G. Merritt and James L. Moorefield, each of whom is a nonemployee Director. The Audit Committee held three regular meetings and two telephonic meetings in 1996.

     The Compensation Committee approves, subject to review by the Board, the compensation for the Chairman of the Board and Chief Executive Officer and the other executive officers and administers the Company's current Long-Term Incentive Plan and, subject to stockholder approval of the 1997 Plan, will continue this role under the 1997 Plan (including the grant of options thereunder), the North Star Marketing Organization Long-Term Incentive Plan and the Company's Employee Stock Purchase Plan. The Compensation Committee makes recommendations to the Board with respect to proposals for the application of new benefits, incentive plans or programs to officers who are also Directors and the application of amendments to existing plans or programs which would significantly increase such officers' compensation. The members of the Compensation Committee are David P. Gardner, Edwin J. Garn, Carl F. Geuther, Linda Jenckes, Lynn G. Merritt and James L. Moorefield, each of whom is a nonemployee Director. The Compensation Committee held three regular meetings in 1996.

     The Nominating Committee nominates the Board of Directors and plans for the successor to the Chief Executive Officer. The members of the Nominating Committee are Norman E. Crocker, David P. Gardner, Edwin J. Garn, Carl F. Geuther, Linda Jenckes, Glendon E. Johnson, Lynn G. Merritt and James L. Moorefield. The Nominating Committee held no formal meetings in 1996.

COMPENSATION OF DIRECTORS

     Directors of the Company who are also employed by the Company or one of its subsidiaries receive no compensation for serving on the Board but are reimbursed for expenses actually incurred for each Board meeting they attend. Directors of the Company who are not employees of the Company each receive an annual fee of $25,000 for serving as a Director of the Company as well as $1,000 (or $1,500 if a committee chairperson attending a committee meeting) for each Board and committee meeting attended in person rather than by telephone. Beginning with the fourth quarter of 1996, nonemployee directors received the full $1,000 (or $1,500 if a committee chairperson participating in a committee meeting) for participating in a telephonic Board or committee meeting lasting thirty minutes or more, and $500 (or $750 if a committee chairperson) for participating in a telephonic meeting lasting less than thirty minutes.

                  COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGEMENT

     The following table sets forth, to the knowledge of the Company, the number of shares of Common Stock and the percentage of the outstanding shares of Common Stock beneficially owned as of March 24, 1997 by (i) each Director and each nominee for election as a Director, (ii) each executive officer whose name appears in the Summary Compensation Table, and (iii) all Directors and executive officers of the Company as a group. Unless otherwise indicated, each person has sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the following table. As of March 24, 1997, the Company had 25,335,538 shares of Common Stock issued and outstanding.

                                                                   AMOUNT AND
                                                                   NATURE OF
                                                                   BENEFICIAL         PERCENT
                                                                  OWNERSHIP(1)      OF CLASS(2)
                                                                  ------------      -----------
    Glendon E. Johnson(4)......................................       857,662(3)        3.3%
    Marvin H. Assofsky(4)......................................       176,446          *
    Norman E. Crocker(4).......................................         4,748          *
    David P. Gardner(4)........................................         7,748          *
    Edwin J. Garn(4)...........................................         7,748          *
    Carl F. Geuther(4).........................................        10,781          *
    Linda Jenckes(4)...........................................         3,748          *
    Lynn G. Merritt(4).........................................         3,748          *
    James L. Moorefield(4).....................................         8,948          *
    Mark Schoder...............................................        33,334          *
    Scott L. Stanton(4)........................................       115,398          *
    Lonnie R. Wright(4)........................................        74,233          *
    All Directors and executive officers as a group (13
      persons).................................................     1,361,756(3)        5.2%

---------------
 *  Represents holdings of less than one percent.

(1) Includes shares subject to options that are currently vested and exercisable, as follows: Glendon E. Johnson, 772,662; Marvin H. Assofsky, 48,534; Norman E. Crocker, 3,748; David P. Gardner, 7,748; Edwin J. Garn, 7,748; Carl F. Geuther, 8,748; Linda Jenckes, 3,748; Lynn G. Merritt, 3,748; James L. Moorefield, 8,748; Scott L. Stanton, 45,623; Mark Schoder, 33,334; and Lonnie Wright, 30,146.

(2) Percent of class is calculated by assuming, for purposes of both the number of shares held by such beneficial owner and the number of shares issued and outstanding, that all options to purchase Common Stock held by such beneficial owner (and no others) had been exercised.

(3) Includes 85,000 shares owned by Glendon E. Johnson, Jr., the son of Glendon
    E. Johnson. Glendon E. Johnson disclaims beneficial ownership of all such shares, as to which Glendon E. Johnson, Jr. has sole voting and investment power.

(4) Director

    To the best of the Company's knowledge, the only beneficial owners of more than 5% of the outstanding shares of Common Stock of the Company as of December 31, 1996 are set forth below. This table is based on information provided in
Schedule 13Gs filed with the Securities and Exchange Commission by each of the parties listed below.

               NAME AND ADDRESS                                 NUMBER OF SHARES     PERCENT
             OF BENEFICIAL OWNER                               BENEFICIALLY OWNED    OF CLASS
             -------------------                               ------------------    --------
        Heartland Advisors, Inc. ...........................        1,973,700(1)        7.8%
        790 North Milwaukee Street
        Milwaukee, Wisconsin 53202

        Legg Mason, Inc. ...................................        2,046,032(2)       8.08%
        111 South Calvert Street
        Baltimore, Maryland 21202

        Sound Shore Management, Inc. .......................        2,268,600(3)        9.0%
        8 Sound Shore Drive
        Greenwich, Connecticut 06836

---------------
(1) Heartland Advisors, Inc. reports in its Schedule 13G that it has sole voting power with respect to 1,742,000 shares and sole dispositive power with respect to 1,973,700 shares. Heartland Advisors, Inc. reports that the shares of Common Stock to which its Schedule 13G relates are held in investment advisory accounts of Heartland Advisors, Inc. As a result, various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the securities. Heartland Advisors, Inc. further reports that no such account is known to have such an interest relating to more than 5% of the class.

(2) Legg Mason, Inc. reports in its Schedule 13G that it has sole voting power with respect to 1,438,600 shares and sole dispositive power with respect to 2,046,032 shares. Legg Mason, Inc. reports that such shares are held by Legg Mason Total Return Trust, Inc. and Legg Mason Special Investment Trust, Inc., with Legg Mason Fund Adviser, Inc. having power to dispose thereof. The remainder are held by Barlett Basic Value Fund and by various clients of Bartlett & Co., which Bartlett & Co. has power to dispose thereof; and by various clients of Legg Mason Capital Management, Inc. and Legg Mason Managed Investment Portfolio, which have power to dispose thereof.

(3) Sound Shore Management, Inc. reports in its Schedule 13G that it has sole voting power with respect to 2,078,600 shares and sole dispositive power with respect to 2,268,600 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended December 31, 1996, its Directors and officers and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) reporting requirements.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth information concerning the compensation of the Company's Chief Executive Officer and each of the other four most highly compensated executive officers of the Company for services in all capacities to the Company and its subsidiaries.

                                                                                      LONG-TERM
                                                                                     COMPENSATION
                                                  ANNUAL COMPENSATION                   AWARDS
                                      --------------------------------------------   ------------
                                                                                      SECURITIES
                                                                      OTHER ANNUAL    UNDERLYING     ALL OTHER
              NAME AND                       SALARY                   COMPENSATION   OPTIONS/SARS   COMPENSATION
         PRINCIPAL POSITION           YEAR     ($)     BONUS ($)(1)       ($)            (#)           ($)(2)
         ------------------           ----   -------   ------------   ------------   ------------   ------------
Glendon E. Johnson..................  1996   693,925      438,661        76,524(3)       93,000        41,641
Chairman of the Board and Chief       1995   667,325            0        74,124(3)      130,000        51,091
  Executive Officer                   1994   543,859      533,748        74,124(3)      136,522        58,537

Marvin H. Assofsky..................  1996   319,525      139,286            --          18,320        16,047
Senior Vice President, Chief          1995   307,325            0            --          27,000        18,945
  Investment Officer and Director     1994   292,993      183,268            --          30,354        23,499

Mark Schoder........................  1996   311,067      135,572        61,585(4)       18,320        12,262
Senior Vice President, Business       1995    94,824      100,000        14,583         100,000             0
  Development and Communications      1994       n/a          n/a           n/a             n/a             0

Scott L. Stanton....................  1996   326,965      139,286            --          18,320        10,932
Senior Vice President, Chief          1995   307,136            0            --          27,000        12,791
  Financial Officer and Director      1994   215,636      149,775            --          30,123        12,914

Lonnie R. Wright....................  1996   319,525      212,383            --          18,320        13,630
Executive Vice President, Chief       1995   208,325            0            --          27,000        13,142
  Operating Officer and Director      1994   199,941      146,817            --          24,677        17,663

---------------
(1) The amounts shown in this column reflect bonuses earned in the stated year and paid in the next fiscal year.

(2) The amounts shown in this column consist of the Company's annual contributions to the John Alden Life Insurance Company Employee Savings Incentive Plan and annual allocations to the Company's Supplemental Employee Retirement Plan with respect to contributions supplemental to the Employee Savings Incentive Plan on behalf of each Named Executive Officer, which contributions were in the following respective amounts in 1996: Glendon E. Johnson, $4,500 and $37,141; Marvin H. Assofsky, $4,500 and $11,547; Mark Schoder, $4,500 and $7,762; Scott L. Stanton, $4,500 and $6,432; and Lonnie
    R. Wright, $4,500 and $9,130.

(3) Consists of personal benefits and perquisites (including $55,524 annual housing allowance).

(4) Consists of personal benefits and perquisites (including $35,416 in the form of a housing relocation allowance for 1996).

OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table provides supplemental information relating to the Company's grants during 1996 of options to purchase Common Stock to the Named Executive Officers, including the relative size, exercise price and expiration date of each grant. Also included is information relating to the potential realizable value of each grant, assuming that the market price of the Common Stock appreciates in value from the date of grant to the expiration date of the options at each of a 5% and a 10% annualized rate.

                                                INDIVIDUAL GRANTS                         POTENTIAL REALIZABLE
                            ----------------------------------------------------------      VALUE AT ASSUMED
                             NUMBER OF     PERCENT OF TOTAL                              ANNUAL RATES OF STOCK
                             SECURITIES      OPTIONS/SARS                                PRICE APPRECIATION FOR
                             UNDERLYING       GRANTED TO      EXERCISE OR                    OPTION TERM(1)
                            OPTIONS/SARS     EMPLOYEES IN     BASE PRICE    EXPIRATION   ----------------------
           NAME             GRANTED (#)      FISCAL YEAR        ($/SH)         DATE      5% ($)(2)   10% ($)(3)
--------------------------- ------------   ----------------   -----------   ----------   ---------   ----------
Glendon E. Johnson.........     93,000           23.7%          $ 20.50        9/11/06   1,198,988   3,038,470
Marvin H. Assofsky.........     18,320            4.7%          $ 20.50        9/11/06     236,188     598,546
Mark Schoder...............     18,320            4.7%          $ 20.50        9/11/06     236,188     598,546
Scott L. Stanton...........     18,320            4.7%          $ 20.50        9/11/06     236,188     598,546
Lonnie R. Wright...........     18,320            4.7%          $ 20.50        9/11/06     236,188     598,546

---------------
(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, in the price of the Common Stock. No gain to the optionees is possible without an increase in the price of the Common Stock, which will benefit all shareholders proportionately.

(2) In order to realize the potential values set forth in the 5% column, the per share market price of the Common Stock would be $33.39, or 162.9% above the base exercise price, with regard to an expiration date of September 11, 2006.

(3) In order to realize the potential values set forth in the 10% column, the per share market price of the Common Stock would be $53.17, or 259.4% above the base exercise price, with regard to an expiration date of September 11, 2006.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table shows the number and value at fiscal year-end of exercisable and unexercisable stock options granted under the Company's Long-Term Incentive Plan for each of the Named Executive Officers. While the value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the market price of the Company's Common Stock at any particular point in time, the decision as to whether such value will be realized in any particular year is primarily determined by each individual Named Executive Officer's determination of when to exercise his options and not by the Company or the Compensation Committee.

                                                               NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                   SHARES                     UNDERLYING UNEXERCISED           IN-THE-MONEY
                                ACQUIRED ON                       OPTIONS/SARS AT             OPTIONS/SARS AT
                                  EXERCISE        VALUE           FISCAL YEAR-END         FISCAL YEAR-END ($)(1)
             NAME                   (#)       REALIZED ($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
------------------------------  ------------  -------------  -------------------------   -------------------------
Glendon E. Johnson............       --            --             772,662/209,332              $2,178,652/$0
Marvin H. Assofsky............       --            --              48,354/ 42,320                 $52,500/$0
Mark Schoder..................       --            --              33,334/ 84,986                      $0/$0
Scott L. Stanton..............       --            --              45,623/ 42,320                 $43,750/$0
Lonnie R. Wright..............       --            --              30,146/ 41,320                  $5,142/$0

---------------
(1) Based on the difference between the closing price of the Common Stock on December 31, 1996 ($18.50) and the exercise price of the options.

LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

     The following table shows performance share awards made to the Named Executive Officers in 1996 for potential payment in 1999 under the Company's Long-Term Incentive Plan, and estimated future payouts under such plan at threshold, target and maximum levels.

                                                        PERFORMANCE
                                        NUMBER OF        OR OTHER
                                      SHARES, UNITS    PERIOD UNTIL
                                        OR OTHER       MATURATION OR     THRESHOLD       TARGET         MAXIMUM
               NAME                      RIGHTS           PAYOUT        # OF SHARES    # OF SHARES    # OF SHARES
-----------------------------------   -------------    -------------    -----------    -----------    -----------
Glendon E. Johnson.................       20,000        3 Years            1,250          20,000         37,500
Marvin H. Assofsky.................        2,520        3 Years              158           2,520          4,725
Mark Schoder.......................        2,520        3 Years              158           2,520          4,725
Scott L. Stanton...................        2,520        3 Years              158           2,520          4,725
Lonnie R. Wright...................        2,520        3 Years              158           2,520          4,725

     The performance share awards are grants of the Company's Common Stock that are contingent upon the achievement by the Company of certain return on equity goals during the performance period of 1996 to 1998. The percentage of shares of any participant's award which will vest at the end of the performance period ranges from 0% to 150% of that participant's amount based on whether and to what extent the three-year average return on equity target was achieved. Such adjusted amount is further adjusted by multiplying it by a percentage ranging from 0% to 125% based on the level at which the three-year return on equity compares to that of the Peer Group (as defined herein) companies. Notwithstanding the foregoing, in the event of a change in control of the Company, the participant shall immediately receive 100% of the shares awarded. No dividends are paid on shares underlying performance share awards prior to vesting.

PENSION PLAN TABLE

     The following table sets forth estimated annual benefits payable under the Company's Pension Plan and Supplemental Pension Plan (each as defined below) at the Social Security retirement age, based on credited years of service and final average earnings, assuming an approximate current age of 42.

                                                        ATTAINED BENEFIT SERVICE YEARS
                                          ----------------------------------------------------------
FINAL AVERAGE EARNINGS                       15         20          25           30           35
----------------------------------------  --------   --------   ----------   ----------   ----------
 125,000................................  $ 35,558   $ 47,410   $   59,263   $   64,865   $   70,468
 150,000................................    43,995     58,660       73,325       80,490       87,655
 200,000................................    60,870     81,160      101,450      111,740      122,030
 250,000................................    77,745    103,660      129,575      142,990      156,405
 500,000................................   162,120    216,160      270,200      299,240      328,280
 740,000................................   246,495    328,660      410,825      455,490      500,155
1,000,000...............................   330,870    441,160      551,450      611,740      672,030
1,200,000...............................   398,370    531,160      663,950      736,740      809,530
1,700,000...............................   567,120    756,160      945,200    1,049,240    1,153,280
2,200,000...............................   735,870    981,160    1,226,450    1,361,740    1,497,030

     The Company maintains a defined benefit pension plan (the "Pension Plan") which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Pension Plan provides an annual benefit at normal retirement age which equals the sum of: (a) 1.5% of final average earnings times years of service up to 25 years; (b) 0.5% of final average earnings times years of service between 25 and 35 years; and (c) 0.75% of final average earnings in excess of the participant's average Social Security wage base for the 35 years preceding retirement, times years of service not in excess of 35 years; but the amount determined under this formula shall at least be equal to the benefit determined under the Pension Plan's benefit formula in effect prior to 1989. Final average earnings include salary, bonuses and deferred compensation, subject to an annual limitation under the Code for includable compensation, which is $150,000 for 1996.

     The Company also provides a supplemental benefit (the "Supplemental Pension Plan") to the Company's Pension Plan to the Company's Chief Executive Officer, Glendon E. Johnson, and certain officers of the Company with the title of Senior Vice President ("Senior Executives") equal to the actuarial present value at the time of payment of the excess of (a) a benefit determined under the benefit formula for the Pension Plan, applied without regard to maximum compensation and benefit limitations under the Code applicable to the Pension Plan, over (b) the applicable accrued benefit actually earned under the Pension Plan formula.

     The credited years of service for the Named Executive Officers under the Pension Plan and the Supplemental Pension Plan as of December 31, 1996, are as follows: Glendon E. Johnson, 11 years; Marvin H. Assofsky, 21 years; Scott L. Stanton, 11 years; Lonnie R. Wright, 25 years; and Mark Schoder, .33 years. The covered compensation received in 1996 by the Named Executive Officers covered for purposes of the Pension Plan and the Supplemental Pension Plan was as follows: Glendon E. Johnson, $697,600; Marvin H. Assofsky, $317,200; Scott L. Stanton, $317,200; Lonnie R. Wright, $317,200 and Mark Schoder, $408,742.

     In addition, the Company maintains a supplemental executive retirement plan for the purpose of supplementing the retirement income of Glendon E. Johnson. The plan provides an annual retirement benefit equal to $10,000 per annum multiplied by the number of years of service prior to December 1, 1989, plus $15,000 per annum times the number of years of service after December 1, 1989 in the form of a life annuity or, if Mr. Johnson is married, a 100% joint and survivor annuity. Benefits are paid upon the termination of Mr. Johnson's employment agreement with the Company. As of December 31, 1996, the projected annual benefit amount under this plan is $155,000. Benefits under this plan are not included in the Pension Plan Table.

     The Supplemental Pension Plan also provides supplemental benefits to Glendon E. Johnson and other Senior Executives who are selected by the Compensation Committee in the form of an annual supplemental benefit to the Company's Employee Saving Incentive Plan (the Company's 401(k) plan, referred to herein as the "ESIP") equal to: (a) the excess of (i) 50% of the first 6% of each executive's contributions to the ESIP, plus, if declared by the Board of Directors, an additional percentage not to exceed 25% of the first 6% of such contributions to the ESIP, each determined without regard to maximum compensation and benefit limitations under the Code applicable to the ESIP, over
(ii) the amount of matching contributions by the Company actually contributed to the ESIP for such executive's account, plus (b) an accumulation credit of 8%, or such other rate as declared from time to time by the Compensation Committee, applied to such executive's benefit accrual at the end of the prior calendar year (if applicable).

EMPLOYMENT AND DEFERRED COMPENSATION AGREEMENTS

     Glendon E. Johnson has extended his employment agreement with the Company for one year. It is scheduled to expire on December 31, 1997. The agreement provides for, among other things, an initial annual base salary of $401,250, which is reviewed at least annually, but may not be decreased. Mr. Johnson may also receive annual cash bonuses based upon the comparison of the actual performance of the Company to projected performance levels. In the event of Mr. Johnson's death or disability prior to termination of the agreement, or in the event the agreement is terminated without cause by the Company or with cause by Mr. Johnson, Mr. Johnson will receive a payment equal to two times his annual cash compensation. Upon a change in control (as defined in the Company's Long-Term Incentive Plan) or sale of all of the assets of the Company, Mr. Johnson will have the option to terminate the agreement and receive a cash payment equal to three times his annual cash compensation, plus a tax gross-up amount sufficient to cover any excise or similar taxes pursuant to Section 280G of the Code. In addition, in order to preserve the deductibility of certain amounts by the Company, under Section 162(m) of the Code, the $1 million executive compensation deduction limit, Mr. Johnson has entered into a deferred compensation agreement with the Company pursuant to which amounts payable to Mr. Johnson under the Company's incentive compensation plans will be deferred for payment in future years, subject to acceleration of payment in certain events, including a change in control (as defined in the Company's 1997 Plan).

SEVERANCE PAY

     All the Company's employees are eligible for termination pay should their employment be terminated by the Company. Certain officers of the Company, including the Named Executive Officers, are eligible for six to 12 months of severance pay plus two weeks for each year of service.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Company's Board of Directors consists of six outside directors who are neither employees nor officers of the Company. The Compensation Committee reviews the Company's executive compensation program and policies each year and determines the compensation of the Company's executive officers. All decisions of the Compensation Committee relating to the compensation of the Company's executive officers are subject to review by the full Board of Directors, other than decisions regarding stock-based grants or awards under the Company's Long-Term Incentive Plan or the proposed 1997 Plan and other stock-related plans, which decisions are made solely by the members of the Compensation Committee. The members of the Compensation Committee are all non-employee directors under Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and outside directors under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").

EXECUTIVE COMPENSATION POLICY

     The Company's compensation programs are designed by the Compensation Committee to achieve four fundamental objectives: (1) to provide competitive salary levels and compensation incentives that attract and retain qualified executives; (2) to motivate executives to achieve specific strategic short-term and long-term objectives of the Company; (3) to recognize individual performances and achievements as well as the performance of the Company relative to its peers; and (4) to link the interests of senior management with the long-term interests of the Company's stockholders through compensation opportunities in the form of stock ownership. At present, these objectives are met through a program comprised of salary, annual cash bonus, which is directly tied to the Company's operating performance, stock price or similar criteria, and long-term incentive opportunities in the form of stock options and performance stock.

     In view of the Company's strategic decision to sell or exit certain of its lines of business in order to focus on its healthcare business, a new peer group of companies (the "Peer Group") was recently developed to be used both for the required total shareholder return performance graph shown in this proxy statement and for compensation comparisons. The Company's objective is to be generally competitive with the Peer Group, but no specific objectives have been established for the Company's stance versus this group. Broader industry surveys are also used for competitive comparisons.

BASE SALARIES

     Salaries for executive officers are determined periodically by evaluating the performance of the individuals reviewed and their contributions to overall Company performance, their responsibilities, experience and potential, their period of service at current salary, internal comparability considerations, as appropriate, and compensation practices of the Peer Group companies. Financial results of the Company as well as appropriate non-financial measures are also considered. Executive salaries were increased approximately 4% in 1996, in line with general industry practice.

ANNUAL BONUSES

     The Company's Short-Term Incentive Plan, which is its annual bonus program, is designed to provide year-end incentive bonuses to selected key employees who contributed materially to the success of the Company during the most recently completed fiscal year, thus enabling them to participate in that success as well as providing future incentives. In determining amounts to be awarded under the Short-Term Incentive

Plan, the Compensation Committee takes into account a number of factors, including various measures or components of the financial performance of the Company and its divisions, as well as individual performance and achievement. For 1996, the bonus target level for participants in the Short-Term Incentive Plan, expressed as a percentage of base salary, remained at 65% for the chief executive officer, 45% for executive officers and 40% for most other senior executives of the Company, and the maximum bonus opportunity was set at 200% of target.

     Goals for the 1996 bonus were either Company operating earnings per share or division operating earnings before interest, taxes and amortization of purchase costs ("EBIT"), depending on the executive's position. All but one of the executive officers reported in this proxy statement received bonuses based upon the Company's operating earnings per share with division operating EBIT as the goal for one officer. The Company's operating earnings per share level achieved in 1996 resulted in bonuses at 97% of target.

LONG-TERM INCENTIVES

     Under the Company's Long-Term Incentive Plan and the proposed 1997 Plan, the Compensation Committee may grant to certain employees of the Company and its subsidiaries a variety of long-term incentives, including non-qualified stock options, incentive stock options, stock appreciation rights, grants of stock or performance awards.

     Based on recommendations made by the Company's independent compensation consultant during 1996, the Company approved grants of stock options that have an exercise price of not less than the fair market value of the underlying stock on the date of grant. The 1996 stock option grants were somewhat reduced from 1995 levels in view of the fact that the number of options granted for 1995 was larger than for prior years due to the then lower share price, as well as to reflect the number of shares remaining in the authorized pool. The options become exercisable with respect to one-third of such options on September 11 of each of 1997, 1998 and 1999 and all of the options will expire on September 11, 2006.

     The Committee also approved performance share awards during 1996. The performance share awards are grants of the Company's Common Stock that are contingent upon the achievement by the Company of certain return on equity goals during the performance period of 1996 to 1998. The percentage of shares of any participant's award which will vest at the end of the performance period ranges from 0% to 150% of that participant's amount based on whether and to what extent the three-year average return on equity target was achieved. The resulting amount is further adjusted by multiplying it by a percentage ranging from 0% to 125% based on the level at which the three-year return on equity compares to that of the Peer Group companies. Performance share grants in 1996 were awarded at approximately the same percentage of salary as in 1995.

     The Committee also approved performance share awards on March 5, 1997, that are contingent upon total shareholder return on the Company's Common Stock measured against the Standard & Poor's 500 Index, during the performance period of 1997 to 1999. The percentage of shares of any participant's award that will vest at the end of the performance period ranges from 0% to 200%.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     Effective January 1, 1996, Mr. Johnson's base salary increased by 4% to $693,925, consistent with the increase granted to other Senior Executives of the Company. As referenced above, Mr. Johnson's 1996 target bonus was 65% of salary, and his maximum bonus amount was 200% of his established target.

     During 1996, the Compensation Committee authorized a grant to Mr. Johnson of options to acquire 93,000 shares of the Company's Common Stock and a grant of 20,000 performance shares, each pursuant to the Company's Long-Term Incentive Plan. The performance shares granted to Mr. Johnson will vest only upon the achievement by the Company of certain performance objectives, including the Company's return on equity relative to both the target level and the comparable return on equity of the Peer Group companies.

EXECUTIVE COMPENSATION DEDUCTIBILITY

     Section 162(m) of the Code, which was enacted in August 1993, limits the tax deduction that the Company can take with respect to the compensation paid or granted to its chief executive officer and next four highest compensated executive officers of the Company, unless the compensation is "performance based." To the extent determinable and as one of the factors in its consideration of compensation matters, the Compensation Committee considers the anticipated tax effect which the Section 162(m) limitations would have on the Company. It is the Compensation Committee's policy to obtain the maximum deduction available under Section 162(m). The Compensation Committee anticipates that compensation paid or granted to executive officers during 1996 will qualify for deductibility. The 1997 Plan presented to shareholders in this proxy statement will ensure that certain future payments under that plan continue to be deductible.

CONCLUSION

     The Committee believes that the programs described above provide compensation that is competitive with the levels paid by other Peer Group companies and is structured to provide incentives that are consistent with the Company's short-term and long-term business mission.

SUBMITTED BY THE COMPENSATION COMMITTEE
 OF THE COMPANY'S BOARD OF DIRECTORS:

                  CARL F. GEUTHER, CHAIRMAN       EDWIN J. GARN

                  JAMES L. MOOREFIELD             DAVID P. GARDNER

                  LINDA JENCKES                   LYNN G. MERRITT

                               PERFORMANCE GRAPH

     In view of the Company's recent strategic decision to sell or exit certain of its noncore businesses and to focus on its healthcare business, the Compensation Committee of the Board of Directors has revised the old Peer Group of companies formerly used for comparison purposes, and has approved a new Peer Group of companies that are more comparable to the business to be done by the Company in the future. In this transitional year, both old and new Peer Groups are presented in the following graph. The following graph shows the Company's cumulative total return to stockholders compared to the Standard & Poor's 500 Index and the Company's old and new Peer Groups over the period from September 30, 1992 through December 31, 1996, based upon an initial investment of $100. Total stockholder return assumes dividend reinvestment. The stock price performance shown on the following graph is not necessarily indicative of future price performance. The companies currently included in the old and new Peer Groups are identified below:

               OLD PEER GROUP                                  NEW PEER GROUP
---------------------------------------------   ---------------------------------------------
AFLAC Inc.                                      American Heritage Life Investment Corp.
American General Corp.                          Capitol American Financial Corporation
American National Insurance Company             Central Reserve Life Corporation
AON Corp.                                       Foundation Health Corporation
Bankers Life Holding Corp.                      Health Systems International, Inc.
Central Reserve Life Corp.                      Mid Atlantic Medical Services, Inc.
First Colony Corp.                              Physician Corporation of America
Foundation Health Corp.                         Pioneer Financial Services, Inc.
Healthcare Compare Corp.                        Provident Companies, Inc.
Humana Inc.                                     RightCHOICE Managed Care, Inc.
Jefferson-Pilot Corp.                           The Paul Revere Corporation
Old Republican International Corp.              United Wisconsin Services, Inc.
Oxford Health Plans, Inc.                       UICI
PacifiCare Health Systems, Inc.                 Washington National Corporation
Protective Life Corp.                           Wellpoint Health Networks Inc.
Provident Companies, Inc.
Providian Corp.
ReliaStar Financial Corp.
Torchmark Corp.
United HeathCare Corp.
Unitrin Inc.
UNUM Corp.
US Heathcare Inc.
US Life Corp.
Washington National Corp.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
          AMONG JOHN ALDEN, S&P 500, OLD PEER GROUP AND NEW PEER GROUP
             (ASSUMING AN INVESTMENT OF $100 ON SEPTEMBER 30, 1992)

                                 JOHN ALDEN
     MEASUREMENT PERIOD          FINANCIAL
   (FISCAL YEAR COVERED)           GROUP           S&P 500       OLD PEER GROUP   NEW PEER GROUP
9/30/92                                   100              100              100              100
12/31/92                                175.4            105.0            115.8            104.0
12/31/93                                243.1            115.5            119.6            107.5
12/31/94                                196.5            117.1            123.5            101.0
12/31/95                                145.9            161.0            172.2            121.3
12/31/96                                132.4            197.8            191.2            126.8

Note: Total return includes reinvestment of dividends.

                              CERTAIN TRANSACTIONS

AGREEMENTS WITH MANAGEMENT STOCKHOLDERS

  Company's Obligation and Right to Repurchase Common Stock

     The Company, certain stockholders of the Company (including senior management of the Company and certain other persons referred to herein as "Management Stockholders"), and their spouses, are parties to an Amended and Restated Management Stockholders Agreement dated February 17, 1993 (the "Management Stockholders Agreement").

     The Management Stockholders Agreement grants the Company an option to purchase, and each of the Management Stockholders an option to sell to the Company, through October 30, 1997, the Common Stock owned by each such Management Stockholder at its then fair market value in the event of his or her death, disability, involuntary termination of employment other than for cause or retirement at or beyond the early retirement date under the Company's Pension Plan as it existed at October 30, 1987 (the later of age 55 or 10 years of plan service). Such "put" and "call" rights also apply to the stock owned by Glendon
E. Johnson,

Jr., in the event of the retirement of Glendon E. Johnson on or after October 30, 1992 or, in the case of such "put" rights, upon the death, disability or involuntary termination of employment other than for cause of Glendon E. Johnson. The Company's obligations and rights to purchase Common Stock for cash from Management Stockholders under the Management Stockholders Agreement are subject to restrictions under the Company's Amended and Restated Credit Agreement dated as of July 27, 1994, as amended, with The Chase Manhattan Bank (National Association) and certain other commercial lending institutions named therein (the "Credit Agreement"), as amended. If the provisions of the Credit Agreement restrict the exercise of a Management Stockholder's "put" rights for cash, the purchase price will be paid in cash to the extent not in violation of the Credit Agreement and the balance will be paid by the issuance of a promissory note (a "Purchase Note"). The Purchase Note will: (i) be subordinated to all indebtedness under the Credit Agreement and (ii) bear simple interest, payable quarterly, from the date of issuance at the prime rate (unless a payment default has occurred and is continuing, in which event interest accrues until the default is no longer existing). The Company has agreed to fund its contingent liabilities with respect to the "put" rights in the event of the death of those Management Stockholders who have or will have exercisable "put" rights upon retirement (including Glendon E. Johnson, Jr. with regard to the retirement of Glendon E. Johnson) prior to October 30, 1997 by purchasing life insurance policies on the lives of such Management Stockholders, from an unaffiliated life insurance company in the case of contingent liabilities that exceed $500,000 and from JALIC for the others. To date, the Company has purchased life insurance on all of the Management Stockholders for which it is obligated to do so.

  Reoffer of Shares of Common Stock

     The Management Stockholders Agreement also provides for the reoffer of shares of Common Stock or the granting of options to purchase Common Stock that the Company repurchases from the Management Stockholders pursuant to the "put" and "call" provisions of the Management Stockholders Agreement. The Management Stockholders Agreement provides that shares of repurchased stock will be held by the Company solely for sale, directly or through the grant of options, to such full-time employees of the Company or its subsidiaries as may be designated by the committee of the Board of Directors that administers the Company's Long-Term Incentive Plan (which is currently administered by the Compensation Committee). The purchase price or option exercise price, as the case may be, must be equal to the price paid by the Company for the repurchased stock. On the first anniversary date of each repurchase of stock by the Company pursuant to the Management Stockholders Agreement (or, if earlier, upon a merger or consolidation resulting in a change of control, or a sale of substantially all of the assets of the Company), the Company must offer such stock to the Management Stockholders, on a pro rata basis and at the price the Company paid for the repurchased stock, except for shares of such stock that have already been made subject to a contract of sale or outstanding option entered into or granted to an employee of the Company or its subsidiaries.

     It is anticipated that stock or options to purchase stock which become available through repurchase by the Company from Management Stockholders pursuant to the Management Stockholders Agreement will be offered primarily to individuals chosen from among approximately 100 of the top members of the Company's management and sales staff. Certain of the Company's Named Executive Officers will also be eligible for such stock sales or option grants and may be granted, on an individual basis, in excess of 5% of the options to be granted or stock to be sold pursuant to the Management Stockholders Agreement. As of April 3, 1997, 233,756 shares of stock, which constitute all of the remaining treasury shares repurchased by the Company pursuant to the Management Stockholders Agreement, were reserved for issuance upon the exercise of options previously granted to employees of the Company and Management Stockholders pursuant to the Management Stockholders Agreement, at a weighted average exercise price of $22.20 per share. The last reported sales price of the Common Stock on April 2, 1997, as reported on the New York Stock Exchange, was $17 1/8 per share.

     As of April 3, 1997, 163,323 shares were subject to "put" and "call" rights pursuant to the Management Stockholders Agreement. Therefore, the maximum number of additional shares of stock that could be reserved for the grant of options or sale of stock to employees of the Company pursuant to the Management Stockholders Agreement could not exceed such number of shares. As a practical matter, the actual number of all such shares that will be subject to options to employees will most likely be only a small portion of such number of shares. The Company's "put" and "call" obligations under the Management Stockholders Agreement will terminate on October 30, 1997, after which no additional shares will be available for sale or option to employees.

     Option agreements for options granted to date pursuant to the Management Stockholders Agreement have provided for a maximum option life of 10 years. Such option agreements have also provided that the options may be exercised only by the employee while in active employment with the Company, except in the case of the employee's death, retirement or disability, and for a period of up to three years after termination of employment. In addition, the option agreements have provided that the options may not be transferred by the employee other than by will or the laws of descent and distribution. Although such provisions are not required by the Management Stockholders Agreement, the Company anticipates that such provisions will be included in future option agreements granted pursuant to the Management Stockholders Agreement.

     The Management Stockholders Agreement can be amended, without a vote of stockholders of the Company, to increase the cost thereof to the Company or to alter the allocation of benefits to the Named Executive Officers and employees, although the Company currently has no intention to approve any such amendment.

     Under certain circumstances, recipients of stock or options to purchase stock under the Management Stockholders Agreement will realize taxable compensation income under the Code at the time of issuance or grant. In that event, the Company would be entitled to a deduction in a corresponding amount at the same time. If the recipient of an option realizes taxable income upon grant, there will be no taxable event upon exercise of the option. In general, recipients of options under the Management Stockholders Agreement will not be subject to tax at the time an option is granted. Upon exercise of an option that did not generate taxable income upon grant, the recipient generally must include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Common Stock at the time of exercise over the exercise price, and will have a tax basis in such shares equal to the cash paid upon exercise plus the amount taxable as ordinary income to the participant. At such time, the Company would be entitled to a deduction in a corresponding amount. The holding period for stock received upon exercise of an option will begin on the date the stock is acquired pursuant to exercise. In addition, special rules apply under Section 83 of the Code, which may delay the recognition of income upon exercise by an option holder who would be subject to liability under Section 16(b) of the Exchange Act. If these special rules apply, such an option holder could make an election under Section 83(b) of the Code to recognize income upon exercise of the option.

EMPLOYEE MORTGAGE PROGRAM

     Under a program available to all of the Company's full-time employees generally with at least one year of continuous service, certain employees have obtained mortgage loans from the Company on favorable terms (the "Employee Mortgage Program"). The Employee Mortgage Program provides mortgage financing for the purchase or refinancing of an employee's primary residence at a fixed interest rate equivalent to the then prevailing market rates in the greater Miami metropolitan area. The Company charges each employee out-of-pocket origination expenses, but no origination fees or points. All mortgage payments under the Employee Mortgage Program are deducted directly from the employee's paycheck. As of December 31, 1996, the total remaining principal payments under the Employee Mortgage Program for current employees was approximately $34.3 million.

     During July of 1996, the Company ceased making loans under the Employee Mortgage Program. All loans pursuant to the Employee Mortgage Program were assumed by an unaffiliated third party as of March 31, 1997 and as of that date, mortgage payments were no longer deducted directly from the employee's paycheck.

     The following table sets forth certain information with respect to loans outstanding to the Company's Named Executive Officers:


                                              ORIGINAL      AMOUNT OUTSTANDING    ANNUAL INTEREST RATE
                  MORTGAGOR                  LOAN AMOUNT    AS OF DEC. 31, 1996   AS OF DEC. 31, 1996
                  ---------                  -----------    ------------------    --------------------
    Glendon E. Johnson....................    $ 765,000          $757,915                 7.90%
    Lonnie R. Wright......................    $ 380,000          $374,028                 8.75%

OTHER

     Glendon E. Johnson, Jr., the son of Glendon E. Johnson, was a partner in the law firm of Kelley Drye & Warren during 1996. The Company paid fees of $2,992,468 to Kelley Drye & Warren in 1996.

     Norman E. Crocker, a director of the Company, is the President of Crocker & Company, Ltd., an actuarial consulting firm. The Company paid consulting fees of $516,482 to Crocker & Co., Ltd. in 1996.

     The Company has granted certain registration rights to the Management Stockholders and General Electric Capital Corporation. The Company has agreed to grant those Management Stockholders who have or will have exercisable "put" rights upon retirement (including Glendon E. Johnson, Jr. with respect to the retirement of Glendon E. Johnson) prior to October 30, 1997, priority with respect to the inclusion of their shares of Common Stock requested to be included in any registered secondary sale of Common Stock.

                               LEGAL PROCEEDINGS

     The Company is involved in various legal proceedings incidental to the conduct of its business. While it is not possible to determine the ultimate disposition of each of these proceedings, the Company believes that the ultimate disposition of such proceedings, individually and in the aggregate (including the lawsuit discussed below), will not have a material adverse effect on the Company's financial position, results of operations or cash flows.

     During the period of April 1995 through May 1995, the Company and certain of its officers and directors were named as defendants in a series of putative class actions alleging violations of the federal securities laws. The actions, Christopher W. Aronson, et al. v. John Alden Financial Corporation, et al.; In
Re: John Alden Financial Corporation Securities Litigation, all of which were filed in the United States District Court for the Southern District of Florida (the "Court"), have been consolidated. In October 1995, the plaintiffs filed a Consolidated Amended Complaint purportedly on behalf of a class of persons who purchased the Company's Common Stock during the period of October 27, 1994 through May 3, 1995 seeking unspecified damages, fees, costs and interest. The first of the original complaints was filed after the Company revised its previously announced earnings for the fourth quarter of 1994 to reflect an unanticipated increase in claims received in 1995 for medical services rendered in 1994. The remainder of the original complaints were filed after the Company increased reserves during the first quarter of 1995 to reflect a further increase in such claims. On September 30, 1996, the Court denied the defendants' motion to dismiss the Consolidated Amended Complaint and the Court certified a class of those persons who purchased the Company's Common Stock during the period between October 27, 1994 through May 3, 1995. Discovery in this lawsuit is ongoing. The Company and individual defendants deny any wrongdoing, believe they have meritorious defenses against the claims asserted, and intend to vigorously defend the lawsuit.

       ITEM 2 -- APPROVAL OF THE COMPANY'S 1997 LONG-TERM INCENTIVE PLAN

     The Board of Directors has adopted, subject to stockholder approval, the 1997 Plan to provide certain employees of the Company and its subsidiaries a variety of long-term incentives, including non-qualified stock options, incentive stock options, stock appreciation rights, grants of stock or performance awards. The 1997 Plan will replace the Company's current Long-Term Incentive Plan, which expires on October 31, 1997. 31,745 shares remain available for grant under the Company's current Long-Term Incentive Plan, and these shares may be awarded at any time until October 31, 1997. The Board believes that the Company's stock plans have benefited the stockholders by allowing the Company to attract and retain key employees who have the ability to enhance the value of the Company and by aligning the interests of key employees with those of the stockholders through increased stock ownership. The Board therefore recommends the approval of the 1997 Plan.

     The 1997 Plan is, in many respects, similar to the Company's Long-Term Incentive Plan. However, the 1997 Plan will allow stock options, stock appreciation rights and performance awards (but not other awards) granted under the 1997 Plan in the future to the Company's executive officers to qualify as "performance-based" compensation under Section 162(m) of the Code. This will allow the Company to preserve the tax-deductibility of such grants without regard to the limitations of Section 162(m) of the Code.

     The maximum number of shares that may be awarded in respect of all awards granted during the term of the 1997 Plan is 500,000 shares of Common Stock. The maximum number of shares which shall be available for grants of stock and performance awards shall be equal to one-third of the total shares available for awards under the 1997 Plan. Pursuant to a resolution of the Board of Directors of the Company, the source of the 500,000 shares of Common Stock must be treasury shares, i.e., shares acquired by the Company and placed in its treasury, including shares acquired on the open market. Pursuant to such resolution, authorized but unissued shares or newly issued shares may not be used as a source for these 500,000 shares. The Company anticipates that the 500,000 treasury shares to be made available under the 1997 Plan will be used primarily for 1997 grants, and that the additional shares that will be needed for the remaining years under the 1997 Plan will be presented to the Company's stockholders for approval in 1998.

     In the event that (i) any stock option or stock appreciation right under the 1997 Plan or under the Company's Long Term Incentive Plan is settled for cash or expires or is terminated unexercised as to any shares of stock covered thereby or (ii) any Restricted Stock or Stock Performance Award under the 1997 Plan or the Long Term Incentive Plan is cancelled or forfeited for any reason without the delivery of shares of stock, such shares shall thereafter again be available for award pursuant to the 1997 Plan. In the event that any option granted under the 1997 Plan or the Long Term Incentive Plan is exercised through the delivery of shares of stock, the number of shares of stock available for awards under the 1997 Plan shall be increased by the number of shares so surrendered.

     The 1997 Plan will terminate on October 31, 2002.

     The following summary of the 1997 Plan is qualified in its entirety by reference to the complete text of the 1997 Plan, attached as Exhibit A to this Proxy Statement.

     Administration. The 1997 Plan will be administered by a committee of the Board of Directors of the Company (the "Committee") composed of not fewer than two directors. To the extent deemed necessary or advisable by the Board, the Committee will consist of "nonemployee directors" within the meaning of Rule 16b-3 under the Exchange Act and "outside directors" under Section 162(m) of the Code. Currently, the Compensation Committee administers the Long-Term Incentive Plan. The Committee will interpret the 1997 Plan, will establish administrative regulations to further the purpose of the 1997 Plan, will authorize awards to eligible participants, and will take any other action necessary for the proper operation of the Long-Term Incentive Plan. The 1997 Plan awards may be made, in the sole discretion of the Committee, to employees of the Company, or employees of subsidiaries or affiliates of the Company, serving in managerial, administrative or professional positions.

     The Committee will have the authority to grant the following types of awards under the 1997 Plan: (1) stock options; (2) stock appreciation rights;
(3) grants of stock or restricted stock; and (4) performance awards. The Committee will have the authority to authorize awards under the Plan, including the authority to set the option price, the number of options to be awarded out of the total number of shares available for award and (in the case of awards which are not intended to satisfy the requirements of Section 162(m)) the authority to delegate to the Chief Executive Officer of the Company the right to allocate awards among eligible employees who are not officers or directors of the Company.

     Stock Options. Incentive stock options intended to qualify for special tax treatment in accordance with Section 422 of the Code ("ISOs") and non-qualified stock options not intended to qualify for special tax treatment under the Code may be granted for such number of shares of Common Stock as the Committee determines but in no event may the total shares subject to ISOs exceed an aggregate of 500,000 shares. A stock option will be exercisable at such times, over such term and subject to such terms and conditions as the Committee determines. The exercise price for any option will be determined by the Committee and shall not be less than the closing price of the Common Stock of the Company on the date the award is granted, as reported in the New York Stock Exchange-Composite Transactions (110% of such amount, if the participant to whom such ISO is granted owns, at the time of the grant, 10% or more of the combined voting power of the Company or a subsidiary ("10% Owner")). In the event the stock is not traded on the New York Stock Exchange, the relevant price shall be the last trading price on such date on whichever exchange the stock is traded. An ISO may not be exercisable more than ten years after the date it was granted (five years, if the participant is a 10% Owner).

     Options may be exercised with respect to all or part of the shares subject to the option. Payment of any option's exercise price may be made on or within ten business days after the date of exercise, in cash or by delivery of whole shares of Common Stock already owned by the participant prior to exercising the option.

     Options will become exercisable as determined by the Committee (but in no event earlier than one year after the date of grant), or, if earlier, upon (i) the participant's death, disability or retirement or (ii) or a change in control of the Company (as defined in the 1997 Plan). Options will not be transferable other than by will, by the laws of descent and distribution or, in accordance with the terms of the 1997 Plan, to "Family Members" of the transferor of the options (which is defined under the 1997 Plan to include the transferor's spouse, children or grandchildren) or to certain trusts or partnerships for the benefit of the Family Members and such options may be exercised during the participant's lifetime only by the participant or such Family Members.

     The Committee may, in its discretion, grant to the holders of stock options the right to receive, with respect to each share covered by an option, payments equal to the regular cash dividends paid to holders of the Company's Common Stock during the period that the option is outstanding. The Committee may provide either at the time of grant or subsequently that a stock option include the right to acquire a restoration option.

     The number of shares of stock underlying stock options that may be granted under the 1997 Plan to any one employee during any one calendar year shall not exceed 150,000 shares, subject to adjustment as set forth in the 1997 Plan. To the extent required for exemption under Section 162(m) of the Code, any stock options that are cancelled or repriced shall not again be available for grant under this maximum share limit.

     Stock Appreciation Rights. Stock appreciation rights ("SARs") may be granted to employees who have received a stock option award under the 1997 Plan. The SARs may relate to such number of shares as the Committee may determine, but may not exceed the number of shares that such employee may acquire upon exercise of the related stock option. Unexercised SARs may be revoked by the Committee at any time without compensation to such employee. Upon the exercise of an SAR, the employee shall receive an amount equal to the excess of the Market Price (as defined in the 1997 Plan) of the Common Stock over the option price of the related stock option, as determined by the Committee. Payment of such SAR may be made in cash, Common Stock, restricted stock or such combination thereof as the Committee shall determine.

     The number of shares relating to stock appreciation rights that may be granted under the 1997 Plan to any one employee during any one calendar year shall not exceed 150,000 shares, subject to adjustment as set forth in the 1997 Plan. To the extent required for exemption under Section 162(m) of the Code, any stock appreciation rights that are cancelled or repriced shall not again be available for grant under this maximum share limit.

     Grants of Stock. The Committee may grant, either alone or in tandem with other awards under the 1997 Plan, shares of Common Stock or restricted stock to such eligible employees as the Committee, or the Chief Executive Officer of the Company, if the Committee in its discretion delegates the right to allocate awards to the Chief Executive Officer, authorizes and on such terms as the Committee establishes.

     Performance Awards. The Committee may grant performance awards under which payment would be made in shares of Common Stock, restricted stock or other securities of the Company, cash, or in any combination thereof, if the financial performance of the Company meets certain financial goals during an award period. The financial goals are established by the Committee and may relate only to earnings per share (operating earnings per common share on a fully diluted basis), return on equity (net income divided by the average stockholders' equity), stock price, total shareholder return, market share, covered lives (number of individuals insured), expense savings and operating earnings (either before or after interest, taxes and amortization of purchase costs). The performance goals for an award period may relate to one or a combination of the foregoing factors, on an aggregate or per share basis, and may be set on an aggregate basis for the entire Company, on a divisional or business unit basis, or any combination thereof. The financial goals may be established on an absolute basis or on a relative basis by comparison to market indices or other companies, including other insurance companies. The Committee also establishes the award period, the maximum payment value of an award, and the minimum financial performance required before a payment is made. Awards may be denominated either in shares of Common Stock, restricted stock or other securities of the Company ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards"). No individual may receive a Performance award (i) in respect of a Stock Performance Award in excess of 100,000 shares of stock in any calendar year or (ii) in respect of a Dollar Performance Award in excess of $500,000 in any calendar year. In order to receive payment, a grantee must remain employed by the Company to the end of the award period, except that the Committee may provide special rules in the case of terminations as a result of death, disability or retirement.

     As and to the extent permitted by Section 162(m) of the Code, in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under GAAP or (iii) any material change in accounting policies or practices affecting the Performance Goals, then the Committee shall make adjustments to the Performance Goals and the levels of the Performance Awards, based solely on objective criteria, so as to neutralize the effect of the event on all affected Performance Awards.

     Change in Control. The 1997 Plan provides for accelerated vesting, exercisability and delivery and payment of awards in the event of a change in control of the Company (as defined in the 1997 Plan).

     New Plan Benefits. Performance share awards granted to the Company's Named Executive Officers (as hereinafter defined) under the Long-Term Incentive Plan during 1996 are summarized in the table entitled "Long-Term Incentive Plan Awards in Last Fiscal Year" located on page 9. The Committee granted 43,640 performance awards to all executive officers as a group. The Committee granted 17,750 performance share awards to all other employees as a group (97 persons).

     Stock options to purchase Common Stock granted to the Named Executive Officers under the Long-Term Incentive Plan during 1996 are summarized in the table entitled "Option/SAR Grants in the Last Fiscal Year" located on page 8. The Committee granted options to buy 263,140 shares of Common Stock to all executive officers as a group at a weighted average exercise price of $20.50 per share. The Committee granted options to buy 128,670 shares of Common Stock to all other employees as a group (106 persons) at a weighted average exercise price of $20.50 per share.

     Any future grants under the 1997 Plan are not determinable at this time.

     The closing price of the common stock on the New York Stock Exchange on April 2, 1997 was $17 1/8 per share.

     Federal Income Tax Consequences of Stock Options. The grant of a stock option will generally not result in taxable income at the time of grant for the optionee or the Company. The grantee will have no taxable income upon exercising an ISO (except that the alternative minimum tax may apply), and the Company will receive no deduction when an ISO is exercised. Upon exercising a nonqualified stock option, the grantee will recognize ordinary income in the amount by which the fair market value exceeds the option price; the Company will be entitled to a deduction for the same amount. The treatment to a grantee of a disposition of shares acquired through the exercise of an option is dependent upon the length of time the shares have been held and on whether such shares were acquired by exercising an ISO or a nonqualified stock option. Generally, there will be no tax consequence to the Company in connection with the disposition of shares acquired under an option except that the Company may be entitled to a deduction in the case of a disposition of shares acquired upon exercise of an ISO before the applicable ISO holding periods have been satisfied.

RECOMMENDATION

     The Board of Directors recommends that Stockholders vote FOR approval of the Company's 1997 Plan, as set forth in Exhibit A.

                 ITEM 3 -- APPROVAL OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Company's Audit Committee, has appointed Price Waterhouse LLP as the Company's independent accountants to audit the consolidated financial statements of the Company for the 1997 fiscal year. Price Waterhouse LLP served as the Company's independent accountants for the fiscal year ended December 31, 1996.

     The Board of Directors recommends that the stockholders vote FOR approval of the appointment of Price Waterhouse LLP as the Company's independent accountants for the succeeding year. The affirmative vote of a majority of the shares present and voting at the Annual Meeting, in person or by proxy, is required for approval of the appointment of independent accountants. If the appointment is not approved, the Board will select other independent accountants. Representatives of Price Waterhouse LLP will be present at the Annual Meeting to respond to appropriate questions from the stockholders and will be given the opportunity to make a statement should they desire to do so.

               MATTERS NOT DETERMINED AT THE TIME OF SOLICITATION

     The Board is not aware of any other matters to come before the Annual Meeting. If any other matter should come before the Annual Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

                 STOCKHOLDERS PROPOSALS FOR 1998 ANNUAL MEETING

     From time to time the stockholders of the Company may submit proposals which they believe should be voted upon by the stockholders. The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Company's annual proxy materials. All such proposals must be received by the Secretary of the Company no later than December 4, 1997, in order to be considered for inclusion in the Company's 1998 proxy materials.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, as filed with the Securities and Exchange Commission, will be provided without charge to stockholders upon written request to the Company's Investor Relations Officer at: John Alden Financial Corporation, P.O. Box 020270, Miami, Florida 33102-0270.

                                          By Order of the Board of Directors

                                          LOGO
                                          MICHAEL P. ANDERSON
                                          General Counsel and Secretary
Dated: April 3, 1997

                                   EXHIBIT A

                        JOHN ALDEN FINANCIAL CORPORATION

                         1997 LONG-TERM INCENTIVE PLAN

                            (EFFECTIVE MAY 20, 1997)

                               TABLE OF CONTENTS

                                                                                           PAGE
                                                                                           ----
Section 1:     Purpose..................................................................    A-3
Section 2:     Administration...........................................................    A-3
Section 3:     Participation............................................................    A-3
Section 4:     Awards...................................................................    A-3
Section 5:     Stock Options............................................................    A-4
Section 6:     Stock Appreciation Rights................................................    A-7
Section 7:     Exercise Payments........................................................    A-7
Section 8:     Grants of Stock..........................................................    A-8
Section 9:     Performance Awards.......................................................    A-8
Section 10:    General Provisions.......................................................    A-9
Section 11:    Definitions..............................................................   A-10
Section 12:    Amendment, Suspension, or Termination....................................   A-12
Section 13:    Effective Date and Duration of the Plan..................................   A-12

                        JOHN ALDEN FINANCIAL CORPORATION
                         1997 LONG-TERM INCENTIVE PLAN

SECTION 1: PURPOSE. The purpose of the John Alden Financial Corporation 1997 Long-Term Incentive Plan (hereinafter referred to as the "Plan") is to: (a) provide incentives and rewards to those employees who are in a position to contribute to the long-term growth and profitability of the Corporation; (b) assist the Corporation and its subsidiaries and affiliates in attracting, retaining, and motivating employees with experience and ability; and (c) make the Corporation's compensation program competitive with those of other major employers.

SECTION 2: ADMINISTRATION. The Plan shall be administered by an administrative committee of the Board of Directors composed of not fewer than two directors (hereinafter referred to as the "Committee"). Solely to the extent deemed necessary or advisable by the Board, each Committee member shall meet the definition of (i) a "nonemployee director" for purposes of satisfying the requirements of Rule 16b-3 of the Exchange Act and/or (ii) an "outside director" for purposes of satisfying the requirements of Section 162(m) of the Code. The Committee shall interpret the Plan, establish administrative regulations to further the purpose of the Plan, authorize awards to Employees and take any other action necessary for the proper operation of the Plan. All decisions and acts of the Committee shall be final and binding upon all participants. Subject to the express provisions hereof, the Committee shall set the option price, the number of options to be awarded and the number of shares to be awarded out of the total number of shares available for award. The Committee shall determine the Employees to whom awards shall be made. Except to the extent an award is intended to satisfy the requirements of Section 162(m) of the Code, the Committee may, in its sole discretion, delegate to the Chief Executive Officer of the Corporation the right to allocate awards among Employees who are not officers or directors of the Corporation within the meaning of the Exchange Act, such delegation to be subject to such terms and conditions as the Committee in its discretion shall determine.

SECTION 3: PARTICIPATION. This Plan is for John Alden Financial Corporation and its subsidiaries and affiliates. Any Employee of John Alden Financial Corporation or a subsidiary or affiliate serving in a managerial, administrative, or professional position who is recommended to, and authorized by, the Committee shall be eligible to participate in the Plan.

SECTION 4: AWARDS. Awards under this Plan may be stock option awards, stock appreciation rights, grants of stock, or performance awards. Except as otherwise defined herein, "stock" shall mean the Common Stock, $.01 par value, of the Corporation.

     a. MAXIMUM AMOUNT AVAILABLE. A maximum of 500,000 shares of stock (including Restricted Stock if any) shall be available for options or grants during the term of the Plan, subject to adjustment pursuant to (b) below. Such shares shall be from authorized but unissued shares of the Corporation, except to the extent that the applicable resolutions of the Board of Directors of the Corporation (as approved by the stockholders of the Corporation) require that such shares come from shares reacquired by the Corporation, including, without limitation, shares purchased in the open market. The maximum number of shares which shall be available for grants of stock (pursuant to Section 8) and Performance Awards (pursuant to Section 9) shall be equal to one-third of the total shares available for awards under the Plan, as amended from time to time and as adjusted in accordance with Section 4(b) hereof. In the event that (i) any stock option or stock appreciation right under the Plan or under the Company's Long Term Incentive Plan (the "Prior Plan") is settled for cash or expires or is terminated unexercised as to any shares of stock covered thereby or (ii) any Restricted Stock or Stock Performance Award under the Plan or the Prior Plan is cancelled or forfeited for any reason without the delivery of shares of stock, such shares shall thereafter again be available for award pursuant to the Plan. In the event that any option granted under the Plan or the Prior Plan is exercised through the delivery of shares of stock, the number of shares of stock available for awards under the Plan shall be increased by the number of shares so surrendered.

     b. ADJUSTMENT IN THE EVENT OF RECAPITALIZATION. In the event of any change in the outstanding shares of stock of the Corporation by reason of any stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change or in the event of any special distribution to the stockholders, the Committee shall make such equitable adjustments including, but not limited to, adjustments in the number of shares and prices per share applicable to options then outstanding and in the number of shares which are available thereafter for Stock Option Awards or other awards, both under the Plan as a whole and with respect to individuals, as the Committee determines are necessary and appropriate. Any such adjustment shall be conclusive and binding for all purposes of the Plan.

SECTION 5: STOCK OPTIONS.

     5.1: The Corporation may award options to purchase common stock or Restricted Stock of the Corporation (hereinafter referred to as "Stock Option Awards"), but in no event may the total shares subject to Incentive Stock Options exceed an aggregate of 500,000 shares, to such eligible Employees as the Committee, or the Chief Executive Officer of the Corporation, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 2, authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award whether an Employee is to receive an Incentive Stock Option or a Non-Qualified Stock Option.

     5.2: The Committee shall set the option price of each share of stock subject to a Stock Option Award. Notwithstanding the preceding sentence, the option price of each share of stock subject to such Stock Option Award shall not be less than the closing price of the common stock of the Corporation on the date the award is granted as reported in the New York Stock Exchange-Composite Transactions. For purposes of the preceding sentence, in the case of any option which is not intended to be an Incentive Stock Option, the date the award is granted may be deemed to be the date the Employee was hired or promoted; provided that the actual grant of such option occurs within 90 days following such applicable event. In the event stock of the Corporation is not traded on the New York Stock Exchange, the relevant price shall be the last trading price on such date on whichever Exchange such stock is trading. If the Employee to whom an Incentive Stock Option shall be granted owns, at the time of the grant, more than ten percent (10%) of the total combined voting power of the Corporation or a subsidiary of the Corporation, the option price of each share of stock subject to such Stock Option Award shall be one hundred ten percent (110%) of the closing price or last trading price described immediately above in this section.

     5.3: (a) Except as set forth in subsection (b) below, a stock option by its terms shall not be transferable by the Employee other than by will or the laws of descent and distribution, and, during the Employee's lifetime, shall be exercisable only by the Employee. A stock option by its terms also shall be of no more than 10 years' duration, except that an Incentive Stock Option granted to an Employee who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of the Corporation or a subsidiary of the Corporation shall by its terms be of no more than five (5) years' duration. Except as provided in Section 7 below, a stock option by its terms shall be exercisable only after the earliest of: (i) such period of time as the Committee shall determine, but in no event less than one year following the date of grant of such award; (ii) the Employee's death or disability (within the meaning of Section 22(e)(3) of the Code); or (iii) the Employee's Retirement.

     (b) Notwithstanding the provisions of subsection (a), the terms of a Non-Qualified Stock Option may permit the Employee to transfer the Stock Option to (i) his or her spouse, children or grandchildren (referred to herein as the Employee's "Family Members"), (ii) a trust or trusts for the exclusive benefit of such Family Members, or (iii) a partnership in which such Family Members are the only partners. Any transfer pursuant to this subsection
(b) shall be subject to the following: (A) there may be no consideration for any such transfer, (B) the stock option agreement pursuant to which such Stock Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this subsection (b), and
(C) subsequent transfers of transferred Stock Options shall be prohibited except those in accordance with subsection (a) of this Section 5.3. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 5.4 and 10.7(b) hereof, the term "Employee" shall be deemed to refer to the transferee. The events of death, disability, Retirement, Change in Control of the Corporation and Termination of Employment in the Plan shall continue to be applied with respect to the original Employee, following which the Stock Options shall be exercisable by the transferee only to the extent and for the periods specified in Sections 5.3(a) and (c) hereof.

     (c) A Non-Qualified Stock Option is only exercisable by an Employee (or, if subsection (b) applies, the transferee) while the Employee is in active employment with the Corporation or a subsidiary or affiliate of the Corporation, except (i) in the case of an Employee's death, disability (within the meaning of Section 22(e)(3) of the Code), or Retirement; (ii) during a three-year period commencing on the date of an Employee's Termination of Employment by the Corporation or a subsidiary or affiliate of the Corporation other than for cause; (iii) during a three-year period commencing on the date of Termination of Employment by the Employee or the Corporation, or a subsidiary or affiliate of the Corporation, of employment after a Change in Control of the Corporation, unless such Termination of Employment is by the Corporation or a subsidiary or affiliate of the Corporation for cause; or (iv) if the Committee decides that it is in the best interest of the Corporation to permit exceptions. A Non-Qualified Stock Option may not be exercised pursuant to this paragraph after the expiration date of the option.

     (d) An Incentive Stock Option is only exercisable by an Employee while the Employee is in active employment with the Corporation or a subsidiary of the Corporation, except (i) in the case of the Employee's death; (ii) during a three-month period commencing on the date of the Employee's Termination of Employment by the Corporation or a subsidiary of the Corporation other than for cause; (iii) during a three-month period commencing on the date of Termination of Employment by the Employee or the Corporation or subsidiary of the Corporation, after a Change in Control of the Corporation, unless Termination of Employment is by the Corporation or a subsidiary of the Corporation for cause;
(iv) during a three-month period commencing on the date of the Employee's Retirement; or (v) during the one-year period commencing on the Employee's Termination of Employment on account of disability within the meaning of Section 22(e) of the Code. An Incentive Stock Option may not be exercised pursuant to this paragraph after the expiration date of the option.

     5.4: An option may be exercised with respect to part or all of the shares subject to the option by giving written notice to the Corporation of the exercise of the option. The option price for the shares for which an option is exercised shall be paid on or within ten business days after the date of exercise. The terms of the stock option may provide that the option price may be paid (i) in cash, (ii) in whole shares of common stock of the Corporation owned by the Employee prior to exercising the option, or (iii) in a combination of cash and delivery of shares. The value of any share of common stock delivered or withheld in payment of the option price shall be its Market Price on the date the option is exercised.

     5.5: In order to enable the Corporation to meet any applicable federal, state or local withholding tax requirements arising as a result of the exercise of a stock option, an Employee shall pay the Corporation the amount of tax to be withheld or, if the terms of the Option so provide, the Employee may elect to satisfy such obligation (i) by having the Corporation withhold shares that otherwise would be delivered to the Employee pursuant to the exercise of the option for which the tax is being withheld, (ii) by delivering to the Corporation other shares of common stock of the Corporation owned by the Employee prior to exercising the option, or (iii) by making a payment to the Corporation consisting of a combination of cash and such shares of common stock. Such an election shall be subject to the following: (a) the election shall be made in such manner as may be prescribed by the Committee, and
(b) the election shall be made prior to the date to be used to determine the tax to be withheld and shall be irrevocable. The value of any share of common stock to be withheld by the Corporation or delivered to the Corporation pursuant to this Section 5.5 shall be the Market Price on the date to be used to determine the amount of tax to be withheld.

     5.6: With respect to each share covered by an option, the Committee may, in its discretion, grant to Employees the right to receive payments of amounts equal to the regular cash dividends paid to holders of the Company's common stock during the period that the option is outstanding (such payments are hereinafter referred to as "Dividend Payments").

     5.7: The aggregate fair market value of all shares of stock with respect to which Incentive Stock Options are exercisable for the first time by an Employee in any one calendar year, under this Plan or any other stock option plan maintained by the Corporation (or by any subsidiary of the Corporation), shall not exceed $100,000. The fair market value of such shares of stock shall be the mean of the high and low prices of the common stock of the Corporation as reported in the New York Stock Exchange-Composite Transactions on the date the related stock option is granted (or on the next preceding day such stock was traded on a stock exchange included in the New York Stock Exchange-Composite Transactions if it was not traded on any such exchange on the date the related stock option is granted). In the event stock of the Corporation is not traded on the New York Stock Exchange, the relevant price shall be the mean of the high and low trading prices on such date on whichever Exchange such stock is trading.

     5.8: The Committee may, in its sole discretion, provide or arrange for the provision of financing to Employees to allow such Employees to exercise stock options and pay taxes due upon such exercise, such financing to be on terms determined by the Corporation; provided, however, that in the case of an Option that is intended to satisfy the requirements of an Incentive Stock Option, the Committee shall exercise such discretion only at the time such Option is awarded; provided, further, that any such financing shall be with full personal recourse to the Employee.

     5.9: The Committee may provide either at the time of grant or subsequently that a Stock Option include the right to acquire a restoration option. A Stock Option which provides for the grant of a restoration option shall entitle the Employee, upon exercise of the Stock Option (in whole or in part) prior to Termination of Employment of the Employee and satisfaction of the option price in Stock, to receive a restoration option. In addition to any other terms and conditions the Committee deems appropriate, the restoration option shall be subject to the following terms: the number of shares of Stock shall not exceed the number of whole shares tendered to satisfy the exercise price of the original Stock Option and the number of whole shares, if any, withheld by the Company as payment for withholding taxes in accordance with Section 5.5; the date of grant of the restoration option will be the date of the exercise of the original Stock Option; the option price per share shall be the Market Price on the date of grant of the restoration option; the restoration option shall be exercisable no earlier than one year after the date of grant of the restoration option; the term will not extend beyond the term of the original Stock Option, and the restoration option shall be a Non-Qualified Stock Option and shall otherwise meet all conditions of the Plan.

     5.10 The number of shares of stock underlying Stock Options that may be granted under the Plan to any one Employee during any one calendar year shall not exceed 150,000 shares, subject to adjustment in the same manner as provided in Section 4(b). To the extent required for exemption under Section 162(m) of the Code, any Stock Options that are cancelled shall not again be available for grant under this maximum share limit.

SECTION 6: STOCK APPRECIATION RIGHTS.

     6.1: The Committee may, in its sole discretion, grant stock appreciation rights to Employees who have received a Stock Option Award. The stock appreciation rights may relate to such number of shares, not exceeding the number of shares that the Employee may acquire upon exercise of a related stock option, as the Committee determines in its discretion. Upon exercise of a stock option by an Employee, the stock appreciation rights relating to the shares covered by such exercise shall terminate. Upon termination, transfer or expiration of a stock option, any unexercised stock appreciation rights related to that option shall also terminate. Upon exercise of stock appreciation rights, the related option or the appropriate portion thereof shall be surrendered to the Committee, and such stock appreciation rights and the related option or portion thereof shall terminate.

     6.2: The Committee in its sole discretion may revoke at any time any unexercised stock appreciation rights granted to an Employee under this Plan, without compensation to such Employee. Revocation of an Employee's stock appreciation rights under this section shall not affect any related stock options granted to the Employee under this Plan.

     6.3: Upon an Employee's exercise of some or all of the Employee's stock appreciation rights, the Employee shall receive an amount equal to the value of the Stock Appreciation for the number of rights exercised, payable in cash, common stock, Restricted Stock, or a combination thereof, at the discretion of the Committee.

     6.4: Settlement for exercised stock appreciation rights may be deferred by the Committee in its discretion to such date and under such terms and conditions as the Committee may determine.

     6.5: A stock appreciation right is only exercisable or transferable when the stock option to which it is related is also exercisable or transferable, respectively, and under the same conditions.

     6.6: A stock appreciation right may be exercised only when Stock Appreciation exists.

     6.7: The number of shares of stock relating to stock appreciation rights that may be granted under the Plan to any one Employee during any one calendar year shall not exceed 150,000 shares, subject to adjustment in the same manner as provided in Section 4(b). To the extent required for exemption under Section 162(m) of the Code, any stock appreciation rights that are cancelled or repriced shall not again be available for grant under this maximum share limit.

SECTION 7: CHANGE IN CONTROL.

     Notwithstanding any other provisions of the Plan to the contrary, in the event of a Change in Control of the Corporation, as defined in Section 11.1, except as otherwise provided at the time of grant:

          (i) Any stock options and stock appreciation rights outstanding as of the date such Change in Control is determined to have occurred, and which are not then exercisable and vested, shall become fully exercisable and vested to the full extent of the original grant.

          (ii) The restrictions and deferral limitations applicable to any Restricted Stock and Stock Performance Awards shall lapse, and such Restricted Stock and Stock Performance Awards shall become free of all restrictions and became fully vested and transferable to the full extent of the original grant (without giving effect to any increase or decrease in the target number of shares covered by the original grant determined by applicable performance standards).

          (iii) All Dollar Performance Awards shall be considered to be earned and payable in full, and any deferral or other restrictions shall lapse and such Dollar Performance Awards shall be settled in cash as promptly as is practicable to the full extent of the original grant (without giving effect to any increase or decrease in the target amount of such Dollar Performance Awards covered by the original grant determined by applicable performance standards).

SECTION 8: GRANTS OF STOCK.

     8.1: The Committee may grant, either alone or in addition to other awards granted under the Plan, shares of stock or Restricted Stock to such eligible Employees as the Committee, or the Chief Executive Officer of the Corporation, if the Committee in its discretion delegates the right to allocate awards pursuant to Section 2, authorizes and under such terms as the Committee establishes. The Committee, in its sole discretion, may also make a cash payment to an Employee granted shares of stock or Restricted Stock under the Plan to allow such Employee to satisfy tax obligations arising out of receipt of the stock or Restricted Stock.

SECTION 9: PERFORMANCE AWARDS.

     The Committee may grant Performance Awards which shall be denominated at the time of grant in, or determined by reference to, shares of stock, Restricted Stock or other securities of the Corporation ("Stock Performance Awards") or in dollar amounts ("Dollar Performance Awards" and, together with Stock Performance Awards, "Performance Awards"). Payment under Performance Awards shall be made, at the discretion of the Committee, in shares of stock, Restricted Stock or other securities of the Corporation, in cash or any other form of property as the Committee shall determine, or in any combination thereof, if the financial performance of the Corporation meets certain financial goals established by the Committee for the Award Period. The following provisions are applicable to Performance Awards:

          a. AWARD PERIOD. The Committee shall determine and include in the grant of the Performance Award the period of time for which a Performance Award is made ("Award Period"). Grants of Performance Awards need not be uniform with respect to the length of the Award Period. Award Periods for different grants may overlap. A Performance Award may not be granted for a given Award Period more than 90 days after such Award Period has commenced.

          b. PERFORMANCE GOALS AND PAYMENT. Before a grant of a Performance Award is made, the Committee shall establish objectives ("Performance Goals") that must be met during the Award Period as a condition to payment's being made under the Performance Award. The Performance Goals, which must be set out in the grant, may relate only to earnings per share, operating earnings (either before or after interest, taxes and amortization of purchase costs), return on equity, stock price, total shareholder return, market share, covered lives and expense savings. The Performance Goals for an Award Period may relate to one or a combination of the foregoing factors, on an aggregate or per share basis, and may be set on an aggregate basis for the entire Corporation, on a divisional or business unit basis, or any combination thereof. The Performance Goals for an Award Period may be established on an absolute basis or on a relative basis by comparison to market indices or other companies, including other insurance companies. At the time the Committee sets the Performance Goals for an Award Period, it may in its discretion provide special rules with respect to the adjustment of such Performance Goals during the Award Period upon the occurrence of specific events, subject to such limitations on such adjustment as the Committee deems advisable in order to satisfy the requirements of Section 162(m) of the Code. The Committee shall also set forth in the grant the amounts of the Performance Award to be paid if particular Performance Goals are met, including the fixing of a maximum payment (subject to Section 9(f)).

          c. COMPUTATION OF PAYMENT. After an Award Period, the financial performance of the Corporation during the period shall be measured against the Performance Goals. If the Performance Goals are not met, no payment shall be made under a Performance Award. If particular Performance Goals are met, the Committee shall certify that fact in writing and certify the amount of the Performance Award in accordance with the grant for each Employee. The Committee shall promptly notify each Employee of the amount of the Performance Award he or she is to receive.

          d. REVISIONS FOR SIGNIFICANT EVENTS. As and to the extent permitted by Section 162(m) of the Code, in the event of (i) a change in corporate capitalization, a corporate transaction or a complete or partial corporate liquidation, or (ii) any extraordinary gain or loss or other event that is treated for accounting purposes as an extraordinary item under GAAP or
     (iii) any material change in accounting policies or practices affecting the Performance Goals, then the Committee shall make adjustments to the Performance Goals and the levels of the Performance Awards, based solely on objective criteria, so as to neutralize the effect of the event on all affected Performance Awards.

          e. REQUIREMENT OF EMPLOYMENT. To be entitled to receive payment under a Performance Award, a Grantee must remain in the employment of the Company until the end of the Award Period. Notwithstanding the foregoing, the Committee may in its discretion provide special rules at the time of the grant of a Performance Award with respect to payment to a Grantee who has terminated employment by reason of death, disability (within the meaning of Section 22(e)(3) of the Code) or Retirement during an Award Period, subject to such limitations on such payment as the Committee deems advisable for a Performance Award to satisfy the requirements of Section 162(m) of the Code.

          f. MAXIMUM PAYMENT. No individual may receive a Performance Award (i) in respect of a Stock Performance Award in excess of 100,000 shares of stock in any calendar year, subject to adjustment in the same manner as provided in Section 4(b) or (ii) in respect of a Dollar Performance Award in excess of $500,000 in any calendar year.

SECTION 10: GENERAL PROVISIONS.

     10.1: Subject to the provisions of Section 5.3(b), any assignment or transfer of any awards without the written consent of the Corporation shall be null and void.

     10.2: Nothing contained herein shall require the Corporation to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any Employee for any year.

     10.3: Participation in this Plan shall not affect the Corporation's right to discharge a participating Employee.

     10.4: Restricted Stock may not be sold or transferred by the Employee until any restrictions that have been established by the Committee have lapsed.

     10.5: Upon an Employee's Termination of Employment during the period any restrictions are in effect, all Restricted Stock shall be forfeited without compensation to the Employee unless the Committee decides that it is in the best interest of the Corporation to permit individual exceptions.

     10.6: This Plan shall be interpreted in accordance with, and the enforcement of this Plan shall be governed by, the laws of the State of Delaware.

     10.7: (a) If the Committee shall at any time determine that any Consent (as hereinafter defined) is necessary or desirable as a condition of, or in connection with, the granting of any award under the Plan, the issuance or purchase of shares or other rights thereunder, or the taking of any other action thereunder (each such action being hereinafter referred to as a "Plan Action"), then such Plan Action shall not be taken, in whole or in part, unless and until such Consent shall have been effected or obtained to the full satisfaction of the Committee.

     (b) The term "Consent" as used herein with respect to any Plan Action means
(i) any and all listings, registrations or qualifications in respect thereof upon any securities exchange or under any federal, state or local law, rule or regulation, (ii) any and all written agreements and representations by the Employee with respect to the disposition of shares, or with respect to any other matter, which the Committee shall deem necessary or desirable to comply with the terms of any such listing, registration or qualification or to obtain an exemption from the requirement that any such listing, qualification or registration be made, and (iii) any and all consents, clearances and approvals in respect of a Plan Action by any governmental or other regulatory bodies.

     10.8: The Employee shall have, with respect to Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares and the right to receive any dividends, unless the Committee shall otherwise determine.

SECTION 11: DEFINITIONS.

     11.1: A "Change in Control of the Corporation" shall be deemed to occur in the event that any of the following circumstances have occurred:

          (i) if a change in control of the Corporation would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K, as in effect on the date hereof, pursuant to Sections 13 or 15(d) of the Exchange Act whether or not the Corporation is then subject to such reporting requirement;

          (ii) there shall be consummated (x) any consolidation or merger of the Corporation in which the Corporation is not the continuing or surviving corporation or pursuant to which shares of the Corporation's common stock would be converted into cash, securities or other property, other than a merger of the Corporation in which the holders of the Corporation's common stock immediately prior to the merger have the same proportion and ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation, provided, that the divestiture of less than substantially all of the assets of the Corporation in one transaction or a series of related transactions, whether effected by sale, lease, exchange, spin-off, sale of the stock or merger of a subsidiary or otherwise, shall not constitute a Change in Control;

          (iii) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (x) becomes the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of more than 20% of the then outstanding voting securities of the Corporation, otherwise than through a transaction or transactions arranged by, or consummated with the prior approval of, the Board or (y) acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Corporation or for any other matter or question, more than 20% of the then outstanding voting securities of the Corporation, otherwise than through an arrangement or arrangements consummated with the prior approval of the Board;

          (iv) if during any period of twenty-four consecutive months, Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of this subsection (iv), "Present Directors" shall mean individuals who at the beginning of such consecutive twenty-four month period were members of the Board and "New Directors" shall mean any director whose election by the Board or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present Directors or New Directors; or

          (v) any "person" or "group" within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act that is the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act of 20% or more of the then outstanding voting securities of the Corporation commences soliciting proxies.

     Notwithstanding the foregoing, Present Directors and/or New Directors may, by two-thirds vote of such Directors, declare that a given transaction shall not constitute a Change in Control of the Corporation for purposes of this program.

     11.2: "Code" means the Internal Revenue Code of 1986, as now or hereafter amended.

     11.3:  "Corporation" means John Alden Financial Corporation.

     11.4: "Employee" means all employees of the Corporation or of a subsidiary or affiliate of the Corporation participating in the Plan, including officers of the Corporation, as well as officers of the Corporation who are also directors of the Corporation. However, an individual who is a member of the Committee shall not be an "Employee" for purposes of this Plan while a member of the Committee.

     11.5: "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     11.6: "Incentive Stock Option" means any stock option granted pursuant to this Plan which is designated as such by the Committee and which complies with
Section 422 of the Code.

     11.7: "Market Price" is the mean of the high and low prices of the common stock of the Corporation as reported in the New York Stock Exchange-Composite Transactions (or such other Exchange on which such stock is trading) on the date the option or stock appreciation right is exercised. Notwithstanding the foregoing provisions, if a stock appreciation right is exercised during the 60-day period commencing on the date of a Change in Control of the Corporation, the Market Price for purposes of determining the Stock Appreciation shall be the highest of: (1) the market price of the common stock of the Corporation, as determined under the preceding sentence; (2) the highest market price of a share of the common stock of the Corporation during the period commencing on the ninetieth day preceding the date of exercise of the stock appreciation right and ending on the date of exercise of the stock appreciation right; (3) the highest price per share of common stock of the Corporation shown on Schedule 13D or an amendment thereto filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 by any person holding 20% of the combined voting power of the Corporation's then outstanding voting securities; or (4) the highest price paid or to be paid per share of common stock of the Corporation pursuant to a tender or exchange offer as determined by the Committee.

     11.8: "Non-Qualified Stock Option" means any stock option granted pursuant to this Plan which is not designated as an Incentive Stock Option.

     11.9: "Retirement" shall mean retirement from employment by the Corporation, subsidiary or affiliate.

     11.10: "Restricted Stock" means stock of the Corporation subject to restrictions on the transfer of such stock, conditions of forfeitability of such stock, or any other limitations or restrictions as determined by the Committee.

     11.11: "Stock Appreciation" means the excess of the Market Price of the common stock over the option price of the related option stock, as determined by the Committee.

     11.12: "Termination of Employment" of a Participant means (i) for all purposes (including without limitation the forfeiture of non-vested shares) other than the exercise of vested options, the date of actual receipt by the Corporation or a subsidiary or affiliate of the Corporation of written notice of termination of employment effected by the Employee (whether by Retirement or resignation), or the date of actual receipt by the Employee of written notice of termination of employment effected by the Corporation or a subsidiary or affiliate of the Corporation; (ii) for purposes of the exercise of vested options, the date of actual receipt by the Corporation or a subsidiary or affiliate of the Corporation of written notice of termination of employment effected by the Employee (other than Retirement), or the date of actual receipt by the Employee of written notice of termination of employment effected by the Corporation or a subsidiary or affiliate of the Corporation; or (iii) for all purposes, such later date as may be determined by the Committee.

SECTION 12: AMENDMENT, SUSPENSION, OR TERMINATION.

     12.1: The Board of Directors may at any time suspend, terminate, or amend the Plan, including but not limited to such amendments as may be necessary or desirable resulting from changes in the federal income tax laws, securities laws, rules of any securities exchange and other applicable laws but may not, without approval by the holders of a majority of all outstanding shares entitled to vote on the subject at a meeting of stockholders of the Corporation, increase the total number of shares of stock that may be optioned or granted under this Plan. In addition, to the extent deemed necessary or advisable by the Board, for purposes of complying with Section 422 of the Code, Section 162(m) of the Code or the rules of any securities exchange or for any other reason, the Board may seek the approval of any amendment by the Company's stockholders.

     12.2: It is intended that awards under this Plan comply with the requirements of Rule 16b-3 under the Exchange Act. Should the requirements of Rule 16b-3 change, the Board of Directors may amend this Plan as necessary to comply with the requirements of that rule or its successor provision or provisions.

SECTION 13: EFFECTIVE DATE AND DURATION OF THE PLAN.

     The Plan shall become effective upon approval of the Plan by the Corporation's stockholders at its 1997 annual meeting of stockholders. No award shall be granted under this Plan on or after October 31, 2002.

                                                                          NOTICE
                                                                       OF ANNUAL
                                                                      MEETING OF
                                                                    STOCKHOLDERS
                                                                       AND PROXY
                                                                       STATEMENT
                                                                            LOGO

                                                                    MAY 20, 1997

                                                    ALL STOCKHOLDERS ARE
                                                    REQUESTED TO DATE, SIGN AND
                                                    MAIL PROMPTLY THE ENCLOSED
                                                    PROXY FOR WHICH AN ENVELOPE
                                                    IS PROVIDED.

                                                                                                                   [ X ] Please mark
                                                                                                                          your votes
                                                                                                                           as this



      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ITEMS:
                                                                                                             FOR   AGAINST   ABSTAIN
1. ELECTION OF DIRECTORS:             FOR all nominees    WITHHOLD AUTHORITY   2. TO APPROVE THE 1997 LONG   [ ]     [ ]       [ ]
   Glendon E. Johnson, Marvin H.      listed below as a   to vote for all         TERM INCENTIVE PLAN.
   Assofsky, Scott L. Stanton,        group (except as    nominees listed
   David P. Gardner, Edwin J.         indicated to the    below as a group
   Garn, Carl F. Geuther, James L.    contrary below)
   Moorefield, Norman E. Crocker,         [ ]                 [ ]
   Linda Jenckes, Lynn G. Merritt
   and Lonnie R. Wright.

                                                                                                             FOR   AGAINST   ABSTAIN
   INSTRUCTIONS: To withhold authority to vote for any individual, write       3. TO APPROVE THE APPOINTMENT [ ]     [ ]       [ ]
      that nominee's name on the space provided below.                            OF PRICE WATERHOUSE AS THE
                                                                                  COMPANY'S INDEPENDENT
------------------------------------------------------------------------          ACCOUNTANTS FOR FISCAL
                                                                                  YEAR 1997.

                                                                                       Dated:                                 , 1997
                                                                                             ---------------------------------

                                                                                       ---------------------------------------------
                                                                                       Signature of Stockholder

                                                                                       ---------------------------------------------
                                                                                       Signature of Stockholder--Joint Tenant


                        JOHN ALDEN FINANCIAL CORPORATION

                                     PROXY

     THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of John Alden Financial Corporation (the "Company") hereby appoints Glendon E. Johnson, Scott L. Stanton and Michael P. Andersen, and each of them acting singly, with full power of substitution, as proxies for the undersigned to attend and act for and on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Grand Ballroom, Marriott Hotel-Airport, Miami, Florida on Tuesday, May 20, 1997 at 10:00 a.m., and at any adjournment thereof, to the same extent and with the same power as if the undersigned were present in person thereat and with authority to vote and act in the said proxyholder's discretion with respect to amendments or variations to matters referred to in the Notice of the Meeting and with respect to other matters which may properly come before the Annual Meeting. The said proxyholder is specifically directed to vote or withhold from voting the shares registered in the name of the undersigned as indicated below.

Notes:
(1) This form of proxy must be executed by the stockholder or his attorney authorized in writing or, if the stockholder is a corporation, under the corporate seal or by an officer or attorney thereof duly authorized. Joint holders should each sign. Executors, administrators, trustees, etc. should so indicate when signing. If undated, this proxy is deemed to bear the date it was mailed to the stockholder.

(2) The shares represented by this proxy will, on a show of hands or any ballot that may be called for, be voted or withheld from voting in accordance with the instructions given by the stockholder; in the absence of any contrary instructions, this proxy will be voted "FOR" the itemized matters.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED.

                                                                                                                    [X] Please mark
                                                                                                                         your votes
                                                                                                                          as this




      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING ITEMS:
                                                                                                               FOR  AGAINST  ABSTAIN
1. ELECTION OF DIRECTORS:            FOR all nominees     WITHHOLD AUTHORITY   2. TO APPROVE THE 1997 LONG     [ ]    [ ]      [ ]
   Glendon E. Johnson, Marvin H.     listed below as a    to vote for all         TERM INCENTIVE PLAN.
   Assofsky, Scott L. Stanton,       group (except as     nominees listed
   David P. Gardner, Edwin J.        indicated to the     below as a group
   Garn, Carl F. Geuther, James L.   contrary below)
   Moorefield, Norman E. Crocker,        [ ]                  [ ]
   Linda Jenckes, Lynn G. Merritt
   and Lonnie R. Wright.

                                                                                                               FOR  AGAINST  ABSTAIN
   INSTRUCTIONS: To withhold authority to vote for any individual, write       3. TO APPROVE THE APPOINTMENT   [ ]    [ ]      [ ]
      that nominee's name on the space provided below.                            OF PRICE WATERHOUSE AS THE
                                                                                  COMPANY'S INDEPENDENT
----------------------------------------------------------------------------      ACCOUNTANTS FOR FISCAL
                                                                                  YEAR 1997.

                                                                                       Dated:                                 , 1997
                                                                                             ---------------------------------

                                                                                       ---------------------------------------------
                                                                                       Signature of Participant

                      JOHN ALDEN FINANCIAL CORPORATION

            VOTING INSTRUCTIONS TO THE TRUSTEES OF THE JOHN ALDEN
                       EMPLOYEE SAVINGS INCENTIVE PLAN

     THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned participant in the Employee Savings Incentive Plan of John Alden Financial Corporation (the "Company") hereby instructs Glendon E. Johnson and Scott L. Stanton, as Trustees, to vote as indicated on this instruction card all the shares of the Company's Common Stock held for me by the Trustees at the Annual Meeting of Stockholders of the Company to be held at the Grand Ballroom, Marriott Hotel-Airport, Miami, Florida on Tuesday, May 20, 1997 at 10:00 a.m., and at any adjournment thereof. The Trustees are specifically instructed to vote or withhold from voting such shares as indicated herein.

Notes:
(1) This voting instruction must be executed by the participant or his attorney authorized in writing. If undated, this voting instruction is deemed to bear the date it was mailed to the participant.

(2) The shares represented hereby will be voted as directed by the participant. If the participant fails to mark or sign and return this voting instruction, the Trustees will vote such shares in the same proportion as they vote the shares held for other participants for which the Trustees receive instructions.

           PLEASE MARK, SIGN, DATE AND RETURN THIS VOTING INSTRUCTION
                       PROMPTLY IN THE ENVELOPE ENCLOSED.